UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2019

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

56 South Rockford Drive, Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (623) 300-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, Benchmark Electronics, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Jeffrey W. Benck, age 53, who, pursuant to the Employment Agreement, will commence employment as the Company’s President and Chief Executive Officer on March 18, 2019 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Benck will also serve as an employee director of the Company during the term of the Employment Agreement.

Prior to joining the Company, Mr. Benck served as President, Chief Executive Officer and a director of Lantronix Inc., a global provider of secure data access and management solutions for Internet of Things (IoT) assets, from December 2015 to February 2019. Prior to joining Lantronix, Mr. Benck served as President and Chief Executive Officer of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions from July 2013 until Emulex was acquired by Avago Technologies in May 2015. He joined Emulex in May 2008 as Executive Vice President and Chief Operating Officer and was subsequently appointed to President and Chief Operating Officer in August 2010. Prior to joining Emulex, Mr. Benck was President and Chief Operating Officer of QLogic Corporation, a supplier of storage networking solutions. Prior to that, Mr. Benck worked for International Business Machines (IBM) Corporation, a global leader in information technology and services, for 18 years, in his last role serving as Vice President of xSeries BladeCenter and Retail Store Solutions development. Mr. Benck holds a Master of Science degree in Management of Technology from University of Miami and a Bachelor of Science degree in Mechanical Engineering from Rochester Institute of Technology.

The term of the Employment Agreement concludes on the second anniversary of the Effective Date but will automatically renew for successive one-year terms, unless either the Company or Mr. Benck provides at least 60 days’ prior notice of non-renewal. The Employment Agreement provides for an annual base salary of $900,000, an annual target bonus opportunity of 115% of annual base salary and a maximum bonus opportunity of 230% of annual base salary.

In addition, the agreement provides for a cash sign-on bonus of $85,000 and a cash relocation payment of $250,000, in each case, to be paid in a lump sum no later than sixty days following the Effective Date. In the event the Company terminates Mr. Benck’s employment for “cause” or Mr. Benck terminates his employment without “good reason” (in each case as defined in the Employment Agreement), in each case, (a) prior to the first anniversary of the Effective Date, Mr. Benck would only be entitled to retain a pro rata portion of the sign-on bonus and Mr. Benck would be required to reimburse the entire relocation payment or (b) following the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date, Mr. Benck would only be entitled to retain 50% of the relocation payment.

The agreement contemplates that Mr. Benck will receive a sign-on award of restricted stock units (“RSUs”) with a grant date fair value of $1,900,000 and an award of RSUs with a grant date fair value of $1,500,000, in each case, scheduled to vest in four equal installments on each anniversary of the Effective Date generally subject to Mr. Benck’s continued employment.

The agreement further contemplates that Mr. Benck will receive performance-based restricted stock units (“PSUs”) with a grant date fair value of $1,500,000, with vesting subject to the achievement of the same performance goals applicable to the annual PSU awards granted to other officers of Company in 2019 over a three-year performance period ending on December 31, 2021, and generally subject to Mr. Benck’s continued employment.

All of Mr. Benck’s outstanding equity incentive awards would vest and any applicable performance criteria would be deemed satisfied at target levels in the event of his death or “disability” (as defined in the Employment Agreement).

In the event the Company terminates Mr. Benck’s employment without “cause” (including a non-renewal upon expiration of the term by the Company) or Mr. Benck terminates his employment for “good reason”, Mr. Benck would be entitled to receive a lump-sum cash payment equal to two times the sum of (i) his annual base salary at the time of his termination and (ii) the greater of his target bonus for the year in which the termination date occurs and the last annual cash bonus paid to Mr. Benck prior to the termination date (such sum, the “Total Cash Amount”). In addition, Mr. Benck would be entitled to pro-rated accelerated vesting of all service or time-based equity awards held on the termination date, in each case, based on the number of days Mr. Benck was employed by the Company from the applicable grant (or vesting commencement date, if earlier) date (or, if later, the applicable vesting date that most recently preceded such termination date) of each such award to such termination date over the total number of days in the applicable vesting period, and all unvested performance-based equity awards would generally be forfeited.

In the event the Company terminates Mr. Benck’s employment without “cause” or Mr. Benck terminates his employment for “good reason” within the 24-month period immediately following a change in control of the Company, then Mr. Benck would instead be entitled to receive a lump-sum cash payment equal to three times the Total Cash Amount and Mr. Benck would be entitled to receive full accelerated vesting of all his outstanding equity incentive awards with any applicable performance criteria deemed satisfied at target levels.

The foregoing severance payments and benefits are subject to Mr. Benck’s execution of a release of claims against the Company. The Employment Agreement includes covenants restricting Mr. Benck’s ability to compete with the Company or solicit the Company’s customers or employees for a two-year period following the termination date.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to Exhibit 10.1.

On February 28, 2019, the Company issued a News Release announcing the Employment Agreement. The News Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated February 26, 2019 between the Company and Jeffrey W. Benck.

99.1	News Release dated February 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2019

BENCHMARK ELECTRONICS, INC.
(Registrant)

/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Vice President and General Counsel